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EXHIBIT 99(c)
                                                                 EXECUTION COPY



         AMENDMENT NO. 1 dated as of October 15, 2000 (this "Amendment"), to the Stock Purchase Agreement, dated as of September 24, 2000 (the "Purchase Agreement"), among CGU International Holdings Luxembourg S.A., a Luxembourg corporation ("CGUIHL"), CGU Holdings LLC, a Delaware limited liability company ("CGULLC"), CGNU plc, a company incorporated under the laws of England and Wales ("CGNU"), White Mountains Insurance Group, Ltd., a company existing under the laws of Bermuda ("Buyer"), TACK Holding Corp., a Delaware corporation ("Holdco"), and TACK Acquisition Corp., a Delaware corporation ("Newco").

         WHEREAS, the parties hereto are parties to the Purchase Agreement; and

         WHEREAS, the parties desire to amend the Purchase Agreement as provided herein.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

         1. Section 3.2(j) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

         "(j) COMMITMENTS. CGNU and Sellers have been provided by (i) Newco a true, correct and complete copy of the financing commitments to Newco described in Section 3.2(j) of the Disclosure Schedule (the "Newco Financing") and (ii) Buyer a true, correct and complete copy of the financing commitments to Buyer described in Section 3.2(j) of the Disclosure Schedule (the "Buyer Financing" and, together with the Newco Financing, the "Financings"). The Financings, together with available cash of Newco, Holdco and Buyer, available cash of the Company (after giving effect to the Preclosing Transactions, the Restructuring Transactions and the payment of $371 million of dividends to the Company during the period from January 1, 2000 to the earlier of (x) December 31, 2000 and (y) the Closing Date and assuming the representation made by CGNU and Sellers in the last two sentences of Section 3.1(b) is true) and the Holdco Note, are sufficient, subject to the satisfaction of the conditions of the Financings, to provide the funds required by Newco to pay the Purchase Price hereunder, to repay in full the outstanding principal and interest on the Term Note and to pay all fees and expenses required to be paid by Newco, Holdco or Buyer in connection with the transactions contemplated by this Agreement. The consummation of the Financings will not require Shareholder Approval."

         2. Section 4.16(a)(i) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:


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         "(a)(i) Buyer, Holdco and Newco each shall use its best efforts to complete the Financings in accordance with the terms thereof. Notwithstanding the foregoing, Buyer, Holdco and Newco shall not be restricted in any manner by the foregoing provision from obtaining commitments for financing in addition to the Financings. In the event that Buyer, Holdco and Newco are unable to complete the Financings (including as a result of any shortfall in cash at the Company), Buyer, Holdco and Newco shall use their reasonable best efforts to obtain and complete alternative financing for the transactions contemplated hereby, including changing the mix, type or structure of the Financings and the receipt of additional funds from existing or new sources."

         3. Section 4.16(a)(ii) of the Purchase Agreement is hereby amended by replacing the phrase "$378 million" with the phrase "$371 million".

         4. Section 4.16(b) of the Purchase Agreement is hereby amended by replacing the words "Buyer Financing" with the words "financing provided for in the Berkshire Commitment as described in Section 3.2(j) of the Disclosure Schedule".

         5. Section 4.1(a)(iv) of the Purchase Agreement is hereby amended by deleting the words "except as set forth on Section 4.1 of the Disclosure Schedule," and replacing them with the words "except as previously disclosed in writing to Buyer,".

         6. Section 1.1 of the Purchase Agreement is hereby amended by removing the references to "Additional Financing" and "Holdco Financing" from the list of other defined terms and by adding to such list, immediately before the reference to "Buyer", a reference to "Berkshire Commitment", which shall cross-refer to
Section 3.2(j) of the Disclosure Schedule.

         7. Section 3.2(j) of the Disclosure Schedule is hereby amended and restated in its entirety to read as set forth in Annex A hereto.

         8. Section 3.2(c) of the Purchase Agreement is hereby amended by inserting the words "or purchase" after the words "and any shares of Buyer Common Stock issued upon settlement" in the fourth sentence.

         9. Section 8.1(a) of the Purchase Agreement is hereby amended by amending the final sentence thereof to read as follows:

"CGNU and Sellers may satisfy any indemnification obligation under this Agreement, at their option, by (x) payment in cash or (y) if the Holdco Notes are still outstanding, waiver of part or all of the principal or interest payable to Sellers under the Holdco Notes in an amount equal to such indemnification obligation, or, if the Holdco Notes have been settled in whole or in part by delivery of, or purchased in whole or in part with, equity securities of Buyer, by delivery to the Indemnified Party of some or all of such equity securities, valued for this purpose at the values assigned them for purposes of such settlement or purchase (subject to appropriate adjustment for any stock splits or other events described in the antidilution provisions relating to the Holdco Notes occurring after such settlement or purchase)."


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         10. Section 8.1(b) of the Purchase Agreement is hereby amended by inserting the words "or in connection with the purchase" after the words "received by Sellers in satisfaction" in clause (i)(x) of the first sentence.

         11. Section 4.1 of the Disclosure Schedule is hereby amended and restated in its entirety to read as set forth in Annex B hereto.

         12. Exhibit G to the Purchase Agreement is hereby amended and restated in its entirety to read as set forth in Annex C hereto.

         13. Except as expressly amended hereby, the Purchase Agreement remains in full force and effect in accordance with its terms.

         14. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         15. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                    CGNU PLC

                                    By_______________________________
                                      Name:
                                      Title:

                                    CGU INTERNATIONAL HOLDINGS
                                    LUXEMBOURG S.A.

                                    By_______________________________
                                      Name:
                                      Title:

                                    CGU HOLDINGS LLC

                                    By_______________________________
                                      Name:
                                      Title:

                                    WHITE MOUNTAINS INSURANCE
                                    GROUP, LTD.

                                    By_______________________________
                                      Name:
                                      Title:

                                    TACK HOLDINGS CORP.

                                    By_______________________________
                                      Name:
                                      Title:

                                    TACK ACQUISITION CORP.

                                    By_______________________________
                                      Name:
                                      Title:


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                                                                         ANNEX A


Section 3.2(j)   COMMITMENTS

The Financings

NEWCO FINANCING

         - $1.0 billion of senior credit facilities to be provided pursuant to the commitment letter dated September 24, 2000 among Buyer, Lehman Brothers Inc. and Lehman Commercial Paper Inc. previously provided to CGNU and Sellers, as amended by the letter agreement dated October 15, 2000 between such parties previously provided to CGNU and Sellers.

         - $300 million face amount of preferred stock of Newco to be purchased for $225 million by Berkshire Hathaway Inc. on the terms in the commitment letter dated October __, 2000 from Berkshire Hathaway Inc. to Buyer previously provided to CGNU and Sellers (the "Berkshire Commitment").

BUYER FINANCING

         - An aggregate of $402.5 million of convertible preference shares of Buyer to be purchased by the investors party to the subscription agreement dated as of October 6, 2000 between such investors and Buyer previously provided to CGNU and Sellers.

         - Warrants issued by Buyer to be purchased by Berkshire Hathaway Inc. for a purchase price of $75 million on the terms in the Berkshire Commitment.


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                                                                         ANNEX B


             SECTION 4.1: CERTAIN TRANSACTIONS PRIOR TO THE CLOSING


With respect to Section 4.1(a)(ii), on August 29, 2000 the Board of Directors of National Farmers Union Standard Insurance Company ("NFU Standard") declared a dividend on its common stock, $1.00 par value per share, of 1,200,000 shares of NFU Standard common stock, distributable on September 28, 2000 to the holder of NFU Standard common stock.


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                                                                         ANNEX C

                                                                       EXHIBIT G



                           Term Sheet for Holdco Notes


Issuer:             Holdco (TACK Holding Corp.)

Holders: Sellers, pro rata to their pre-closing equity interest in the Company

Security:           Subordinated Note

Subordination:      Subordinated to senior debt of Holdco

Principal           Amount: $210 million

Maturity:           Six months from Closing Date

Interest Rate:      400 basis points over the rate from time to time in effect under the Lehman Senior Bank Loan, payable upon maturity

Settlement:         Principal and interest to be settled at maturity in cash.
                    However, Buyer (White Mountains Insurance Group, Ltd.) shall have the option (unless an event of default shall have occurred and be continuing , and subject to "Vote" below) to purchase the Holdco Notes at maturity for a purchase price equal to the principal amount thereof plus accrued interest, such purchase price to be paid by delivery of shares of common stock of Buyer. Such settlement shall only be permitted if such common stock shall be validly issued, fully paid and nonassessable, and free and clear of all liens. If purchased for shares of Buyer common stock, such common stock shall be valued for such purpose at $174 1/2 per share.

                    In no event, however, will Sellers receive an amount of common stock of Buyer that would require Sellers or any parent to file a request for approval of acquisition of control with any U.S. insurance regulator; to the extent such limit would be exceeded, the purchase option may not be exercised for the applicable portion of the Holdco Notes and the remaining amount must be settled in cash. However, Sellers will use their commercially reasonable efforts to file and seek approval of disclaimers of control; if all necessary disclaimers are approved, the full amount may be purchased for common stock.


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Stockholder
Protections:        If purchased for Buyer common stock as described above,
                    Sellers shall not be entitled to any governance rights.
                    However, Sellers will be entitled to 3 demand and (subject to normal cutbacks) unlimited piggyback registration rights under a customary registration rights agreement to be entered into in such event between Buyer and Sellers, the form of which will be an exhibit to an option agreement reflecting the Buyer purchase option to be entered into concurrently with issuance of the Holdco Notes. Buyer will pay the registration expenses in connection with any such demand and piggybank rights other than any underwriting discounts and commissions. Such registration rights may be exercised at any time after settlement.

Vote: Purchase of the Holdco Notes for Buyer common stock would require approval of the shareholders of Buyer under the NYSE rules. Shareholder approval of issuance of Buyer common stock upon purchase of the Holdco Notes will not be a condition precedent to Closing under the Agreement.

Anti-Dilution:      Customary anti-dilution protection.

Events of Default:  Failure to pay when due; bankruptcy events;
                    cross-acceleration to other debt.

Other: Holdco Notes are freely transferable (subject to applicable law). If sold to an unaffiliated Equity Investor (as defined below), the common stock purchase option set forth under "Settlement" shall be revised to be for Buyer common stock at a price equal to the conversion price then prevailing for conversion by other Equity Investors of the Buyer Convertible Preferred Stock referred to below into Buyer common stock, with governance and registration rights as applicable to such other Equity Investors upon such conversion. "Equity Investors" shall mean the purchasers of Buyer Convertible Preferred Stock under the Buyer Financing.